Exhibit 21.1
EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

ADM/CHS, LLC	Delaware
Ag States Agency, LLC	Minnesota
Impact Risk Solutions, LLC, a subsidiary of Ag States Agency, LLC	Minnesota
Ag States Agency of Montana, Inc.	Montana
Agronomy Company of Canada, Ltd.	Nova Scotia
Land O’Lakes Canada Ltd., a sub of Agronomy Company of Canada, Ltd.	Nova Scotia
Allied Agronomy, LLC	North Dakota
Battle Creek/CHS, LLC	Delaware
Cenex Ag, Inc.	Delaware
Cenex Petroleum, Inc.	Minnesota
Cenex Pipeline, LLC	Minnesota
Central Montana Propane, LLC	Montana
Central Plains Ag Services LLC	Minnesota
CHS Canada, Inc.	Ontario, Canada
CHS do Brasil Ltda.	Brazil
CHS Energy Canada, Inc.	Alberta
CHS Holdings, Inc.	Minnesota
CHS Hong Kong, LLC	Minnesota
CHS Inc. de Mexico	Mexico
CHSIH SA	Zug, Switzerland
CHS Europe SA, a subsidiary of CHSIH SA	Zug, Switzerland
CHS Ukraine, LLC, a subsidiary of CHS Europe SA and CHS Inc.	Kyiv, Ukraine
CHS Vostok, LLC, a subsidiary of CHS Europe SA	Russia
CHS Hong Kong Limited, a subsidiary of CHSIH SA	Hong Kong
MCIC AG, a subsidiary of CHSIH SA	Zug, Switzerland
Multigrain AG, a subsidiary of CHSIH SA and MCIC AG	Zug, Switzerland
Xingu AG, a subsidiary of Multigrain AG	Zug, Switzerland
CHS-Blackfoot, Inc.	Idaho
CHS-Browns Valley	Minnesota
CHS-Brush, Inc.	Colorado
CHS China, LLC	Minnesota
CHS-Chokio	Minnesota
CHS-Clinton/Wilmot	Minnesota
CHS-Corsica	South Dakota
CHS-Dickinson	North Dakota
CHS-Drayton	North Dakota
CHS-Fairdale	North Dakota
CHS-Farmco, Inc.	North Dakota

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

CHS-FUCOC	Minnesota
CHS-Hoffman	Minnesota
CHS-M&M, Inc.	Colorado
CHS-Mitchell	South Dakota
CHS-Moscow, Inc.	Idaho
CHS-Napoleon	North Dakota
CHS-Starbuck	Minnesota
CHS-SWMN	Minnesota
CHS-Walla Walla, Inc.	Kansas
CHS-Wallace County, Inc.	Kansas
Circle Land Management, Inc.	Minnesota
Classic Farms, LLC	South Dakota
Cofina Financial, LLC	Minnesota
Cofina Financial, Inc.	Delaware
Cofina Funding, LLC	Delaware
Colorado Retail Ventures Services, LLC	Colorado
Cooperative Agronomy Services	South Dakota
Cornerstone Ag, LLC	Delaware
Country Hedging, Inc.	Delaware
Dakota Agronomy Partners, LLC	North Dakota
Dakota Quality Grain Cooperative LLC	Minnesota
Energy Partners, LLC	Montana
Erskine Grain Terminal, LLC	Minnesota
Fin-Ag, Inc.	South Dakota
Front Range Pipeline, LLC	Minnesota
Genetic Marketing Group, LLC	Washington
Green Bay Terminal Corporation	Wisconsin
Harvest States Cooperatives Europe B.V.	Netherlands
Horizon Milling, LLC	Delaware
Horizon Milling L.P.	Delaware
Horizon Milling G.P.	Ontario, Canada
Imperial Valley Terminal, LLC	Illinois
Loomis Crop Nutrients, LLC	Nebraska
Montevideo Grain, LLC	Delaware
Mountain Country, LLC	Idaho
Mountain View of Montana, LLC	Delaware
National Cooperative Refinery Association (NCRA)	Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas
Jayhawk Pipeline, LLC, a subsidiary of NCRA	Kansas
Kaw Pipe Line Company, a subsidiary of NCRA	Delaware
McPherson Agricultural Products, LLC, a subsidiary of NCRA	Kansas
Osage Pipe Line Company, a subsidiary of NCRA	Delaware
Norick Risk Funding Concepts, LLC	Minnesota
Northwest Iowa Agronomy, LLC	Iowa
Partnered Beverages, LLC	Minnesota
Beverage Franchise, LLC, a subsidiary of Partnered Beverages, LLC	Montana

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

PGG/HSC Feed Company, LLC	Oregon
Provista Renewable Fuels Marketing, LLC	Kansas
Quality Farm and Ranch Center, LLC	Colorado
Red Rock Cooperative Association	South Dakota
Russell Consulting Group, LLC	Nebraska
Safety Resource Alliance, LLC	Kansas
Sparta Foods, Inc.	Minnesota
Southwest Crop Nutrients, LLC	Kansas
St. Paul Maritime Corporation	Minnesota
TEMCO, LLC	Delaware
Tillamook Valley Nutrition, LLC	Oregon
United Country Brands LLC	Delaware
Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware
United Harvest, LLC	Delaware
Ventura Foods, LLC	Delaware
Western Feed, LLC	Minnesota
Whitman Terminal Association, LLC	Delaware
WHYHAP Properties, LLC	Colorado